EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT
                              --------------------

         This EMPLOYMENT AGREEMENT ("Agreement") is effective as of October 4, 2002 (the "Effective Date"), by and between ENER1 TECHNOLOGIES, INC., a Florida corporation (the "Company"), and PETER NOVAK, an individual residing at 2110 N. Ocean Blvd., Apt. 8A, Fort Lauderdale, Florida 33305 (the "Employee").

         WHEREAS, the Company is engaged in the business of research and development of solutions in the fields of energy management and the commercial application of such solutions; and

         WHEREAS, the Employee has expertise in the Company's business, the Company desires to employ the Employee and the Employee is willing to provide his expertise to the Company as a Company employee.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Employment.

         (1) Retention. The Company agrees to employ the Employee as its Vice President, and the Employee agrees to accept such employment, subject to the terms and conditions of this Agreement.

         (2) Employment Period. This Agreement shall commence on the Effective Date and shall continue in effect for a period of two (2) years (the "Employment Period"), unless otherwise terminated by the Company in accordance with the provisions of Section 3 of this Agreement.

         (3) Duties and Responsibilities. During the Employment Period, the Employee shall serve as Vice President and Chief Technology Officer and shall have such authority and responsibility and perform such duties as may be assigned to him from time to time by the Board of Directors of the Company, and in the absence of such assignment, such duties as are customary to Employee's office and as are necessary or appropriate to the business and operations of the Company. During the Employment Period, the Employee shall spend approximately twenty percent (20%) of total normal working hours in work for the Company.

         (4) Other Activities. The Company acknowledges and agrees that the Employee, during the Employment Period, will have other employment, including work for Ener1 Group, Inc. and its affiliates, and the Company agrees that the Employee shall not be prohibited from doing so.

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         2. Compensation.

         (1) Base Salary. In consideration for the Employee's services hereunder and the restrictive covenants contained herein, the Employee shall be paid an annual base salary of $50,000 (the "Salary"), payable in accordance with the Company's customary payroll practices. Notwithstanding the foregoing, Employee's annual Salary may be increased at anytime and from time to time to levels greater than the levels set forth in the preceding sentence at the discretion of the Board of Directors of the Company to reflect merit or other increases.

         (2) Expenses. The Employee shall be reimbursed for all out-of-pocket expenses reasonably incurred by him on behalf of or in connection with the business of the Company, pursuant to the normal standards and guidelines followed from time to time by the Company.

         3. Termination. The Company may terminate this Agreement, with or without cause, at any time during the term hereof, by thirty (30) days written notice to the Employee. The Employee may terminate this Agreement, with or without cause, at any time during the term hereof, by ninety (90) days written notice to the Company.

         4. Confidentiality. The Employee agrees that at all times during the term of this Agreement and after the termination of employment for as long as such information remains non-public information, the Employee shall (i) hold in confidence and refrain from disclosing to any other party all information, whether written or oral, tangible or intangible, of a private, secret, proprietary or confidential nature, of or concerning the Company or any of its subsidiaries or affiliates and their business and operations, and all files, letters, memoranda, reports, records, computer disks or other computer storage medium, data, models or any photographic or other tangible materials containing such information ("Confidential Information"), including without limitation, any sales, promotional or marketing plans, programs, techniques, practices or strategies, any expansion plans (including existing and entry into new geographic and/or product markets), and any customer lists, (ii) use the Confidential Information solely in connection with his employment with the Company or any of its subsidiaries or affiliates and for no other purpose, (iii) take all precautions necessary to ensure that the Confidential Information shall not be, or be permitted to be, shown, copied or disclosed to third parties, without the prior written consent of the Company or any of its subsidiaries or affiliates, and (iv) observe all security policies implemented by the Company or any of its subsidiaries or affiliates from time to time with respect to the Confidential Information. In the event that the Employee is ordered to disclose any Confidential Information, whether in a legal or regulatory proceeding or otherwise, the Employee shall provide the Company or any of its subsidiaries or affiliates with prompt notice of such request or order so that the Company or any of its subsidiaries or affiliates may seek to prevent disclosure. In addition to the foregoing the Employee shall not at any time libel, defame, ridicule or otherwise disparage the Company.

         5. Specific Performance; Injunction. The parties agree and acknowledge that the restrictions contained in Section 4 are reasonable in scope and duration and are necessary to protect the Company or any of its subsidiaries or affiliates. If any provision of Section 4 as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other circumstance or the validity or enforceability of any other provision of this Agreement. If any such provision, or any part

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thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The Employee agrees and acknowledges that the breach of Section 4 will cause irreparable injury to the Company or any of its subsidiaries or affiliates and upon breach of any provision of such Sections, the Company or any of its subsidiaries or affiliates shall be entitled to injunctive relief, specific performance or other equitable relief, without being required to post a bond; provided, however, that, this shall in no way limit any other remedies which the Company or any of its subsidiaries or affiliates may have (including, without limitation, the right to seek monetary damages).

         6. Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed given if delivered by hand delivery, by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery to, the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other parties): (a) if to the Company, at its principal executive offices, addressed to the President, with a copy to the General Counsel; and (b) if to the Employee, at the address listed on the signature page hereto.

         7. Amendment; Waiver. This Agreement may not be modified, amended, or supplemented, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         8. Assignment; Third Party Beneficiary. This Agreement, and the Employee's rights and obligations hereunder, may not be assigned or delegated by him. The Company may assign its rights, and delegate its obligations, hereunder to any affiliate of the Company, or any successor to the Company, specifically including the restrictive covenants set forth in Section 4 hereof. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon its respective successors and assigns.

         9. Severability; Survival. In the event that any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, then such unenforceable provision shall be deemed modified so as to be enforceable (or if not subject to modification then eliminated herefrom) to the extent necessary to permit the remaining provisions to be enforced in accordance with the parties intention. The provisions of Section 4 will survive the termination for any reason of the Employee's relationship with the Company.

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         10. Indemnification. The Company agrees to indemnify the Employee during the term and after termination of this Agreement in accordance with the provisions of the Company's certificate of incorporation and bylaws and the Corporation Law of the State of Florida.

         11. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         12. Governing Law. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State.

         13. Entire Agreement. This Agreement contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. Upon the execution of this Agreement the provisions of the Existing Employment Agreement shall be superseded and shall be of no further force and effect except as specifically preserved by the terms of this Agreement.

         14. Headings. The headings of Paragraphs and Sections are for convenience of reference and are not part of this Agreement and shall not affect the interpretation of any of its terms.

         15. Construction. This Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any party. The parties acknowledge that each of them has reviewed this Agreement and has had the opportunity to have it reviewed by their respective attorneys and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement.

         16. Attorney's Fees. If at any time during the Employment Period or afterwards there should arise any dispute as to the validity, interpretation or application of any term or condition of this agreement, the Company agrees, upon written demand by the Employee (and Employee shall be entitled upon application to any court of competent jurisdiction, to the entry of a mandatory injunction, without the necessity of posting any bond with respect thereto, compelling the Company) to promptly provide sums sufficient to pay on a current basis (either directly or by reimbursing Employee) Employee's costs and reasonable attorneys' fees (including expenses of investigation and disbursements for the fees and expenses of experts, etc.) incurred by the Employee in connection with any such dispute or any litigation, provided that Employee shall repay any such amounts paid or advanced if Employee is not the prevailing party with respect to at least one material claim or issue in such dispute or litigation. The provisions of this Section 19, without implication as to any other section hereof, shall survive the expiration or termination of this Agreement and Employee's employment hereunder.

         17. Withholding. All payments made to the Employee shall be made net of any applicable withholding for income taxes, Excise Tax and the Employee's share of FICA, FUTA or other taxes. The Company shall withhold such amounts from such

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payments to the extent required by applicable law and remit such amounts to the applicable governmental authorities in accordance with applicable law.

                            [Signature page follows.]


         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.


                                 ENER1 TECHNOLOGIES, INC., a Florida corporation



                                 By:/s/ R. Michael Brewer
                                 ------------------------
                                 Name: R. Michael Brewer
                                 -----------------------
                                 Title: Chief Financial Officer
                                 ------------------------------



                                 EMPLOYEE:



                                 /s/ PETER NOVAK
                                 ---------------
                                 PETER NOVAK

                                 Address for Notices:

                                 2110 N. Ocean Blvd., Apt. 8A,
                                 Fort Lauderdale, Florida 33305





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